CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
X.com Funds

We consent to the use of our report dated September 10, 1999 for X.com Funds (comprising respectively, X.com Premier S&P Fund (formerly X.com Free + 1 S&P 500 Fund), X.com U.S.A Bond Fund (formerly X.com U.S. Bond Fund)and X.com Money Market Fund) included herein.

We also consent to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.


                                             /s/ KPMG


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